Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES FIRST QUARTER RESULTS

CLEVELAND (June 25, 2008) – American Greetings Corporation (NYSE: AM) today announced its first quarter results for the fiscal quarter ended May 30, 2008.

First Quarter Results

For the first quarter of fiscal 2009, the Company reported total revenue of $428.3 million, pre-tax income from continuing operations of $19.2 million, and income from continuing operations of $13.3 million or 27 cents per share (all per-share amounts assume dilution). For the first quarter of fiscal 2008, the Company reported total revenue of $420.0 million, pre-tax income from continuing operations of $54.6 million, and income from continuing operations of $30.3 million or 54 cents per share.

Management Comments and Outlook

Chief Executive Officer Zev Weiss said, “I am pleased with our revenue performance, particularly given current economic conditions. Our point of sale performance is encouraging. One of the larger components that caused lower margins in the quarter compared to last year was the rollout of a new card line in Canada. As part of that process, we had additional activity and recognized incremental expenses. While the costs associated with the new Canadian card line are transitional in nature, we are focusing additional efforts on redesigning supply chain processes in an effort to become more efficient.”

The Company reaffirmed its previously announced fiscal 2009 estimate of earnings per share from continuing operations to be between $1.60 to $1.85 per share and cash flow from operations minus capital expenditures to be between $60 million and $80 million.

Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation

American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, stationery, calendars, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.8 billion. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Certain statements in this release, including those under “Management Comments and Outlook,” may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	a weak retail environment;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	competitive terms of sale offered to customers;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	the timing and impact of converting customers to a scan-based trading model;

•	escalation in the cost of providing employee health care;

•	the ability to successfully integrate acquisitions;

•	the ability to successfully implement, or achieve the desired benefits associated with any information systems refresh the Company may implement;

•	the ability to execute share repurchase programs or the ability to achieve the desired accretive effect from such repurchases;

•	the Company’s ability to comply with its debt covenants;

•	the Company’s ability to successfully complete, or achieve the desired benefits associated with, dispositions;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, the public’s acceptance of online greetings and other social expression products, and the ability to gain a leadership position in the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008.

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars except share and per share amounts)

	(Unaudited) Three Months Ended
	May 30, 2008	May 25, 2007
Net sales	$425,463	$418,016
Other revenue	2,837	1,951

Total revenue	428,300	419,967

Material, labor and other production costs	193,342	161,128
Selling, distribution and marketing expenses	150,875	140,694
Administrative and general expenses	62,561	62,235
Other operating income—net	(727)	(360)

Operating income	22,249	56,270

Interest expense	4,905	4,757
Interest income	(990)	(1,499)
Other non-operating income—net	(901)	(1,543)

Income from continuing operations before income tax expense	19,235	54,555
Income tax expense	5,902	24,292

Income from continuing operations	13,333	30,263
Loss from discontinued operations, net of tax	—	(213)

Net income	$13,333	$30,050

Earnings per share—basic:
Income from continuing operations	$0.27	$0.54
Loss from discontinued operations	—	—

Net income	$0.27	$0.54

Earnings per share—assuming dilution:
Income from continuing operations	$0.27	$0.54
Loss from discontinued operations	—	—

Net income	$0.27	$0.54

Average number of common shares outstanding	48,800,941	55,262,716

Average number of common shares outstanding—assuming dilution	48,833,108	55,650,033

Dividends declared per share	$0.12	$0.10

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited)
	May 30, 2008	May 25, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$108,192	$132,582
Short-term investments	—	28,325
Trade accounts receivable, net	59,897	119,147
Inventories	212,032	192,399
Deferred and refundable income taxes	67,604	76,892
Prepaid expenses and other	186,977	215,983

Total current assets	634,702	765,328

GOODWILL	300,323	225,318
OTHER ASSETS	405,116	399,880
DEFERRED AND REFUNDABLE INCOME TAXES	133,118	102,060

Property, plant and equipment—at cost	983,988	947,268
Less accumulated depreciation	685,336	666,687

PROPERTY, PLANT AND EQUIPMENT—NET	298,652	280,581

	$1,771,911	$1,773,167

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES
Debt due within one year	$70,835	$—
Accounts payable	110,394	100,955
Accrued liabilities	73,281	77,837
Accrued compensation and benefits	39,582	43,656
Income taxes payable	23,348	29,878
Other current liabilities	117,160	84,621

Total current liabilities	434,600	336,947

LONG-TERM DEBT	200,541	223,800
OTHER LIABILITIES	157,610	147,597
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	26,986	27,184

SHAREHOLDERS’ EQUITY
Common shares—Class A	45,345	51,148
Common shares—Class B	3,495	4,340
Capital in excess of par value	446,075	424,201
Treasury stock	(871,379)	(712,147)
Accumulated other comprehensive income	20,746	6,030
Retained earnings	1,307,892	1,264,067

Total shareholders’ equity	952,174	1,037,639

	$1,771,911	$1,773,167

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited) Three Months Ended
	May 30, 2008	May 25, 2007
OPERATING ACTIVITIES:
Net income	$13,333	$30,050
Loss from discontinued operations	—	213

Income from continuing operations	13,333	30,263
Adjustments to reconcile to net cash (used) provided by operating activities:
Net loss (gain) on disposal of fixed assets	168	(116)
Depreciation and amortization	12,785	11,995
Deferred income taxes	5,459	4,466
Other non-cash charges	1,718	1,979
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Decrease (increase) in trade accounts receivable	5,310	(14,745)
Decrease (increase) in inventories	6,463	(7,389)
Decrease in other current assets	2,001	646
Decrease in deferred costs—net	1,253	11,691
Decrease in accounts payable and other liabilities	(57,606)	(21,759)
Other—net	(2,771)	4,107

Cash (Used) Provided by Operating Activities	(11,887)	21,138

INVESTING ACTIVITIES:
Proceeds from sale of short-term investments	—	134,900
Purchases of short-term investments	—	(163,225)
Property, plant and equipment additions	(10,088)	(5,875)
Cash payments for business acquisitions, net of cash acquired	(15,625)	(6,056)
Cash receipts related to discontinued operations	—	2,344
Proceeds from sale of fixed assets	265	890

Cash Used by Investing Activities	(25,448)	(37,022)

FINANCING ACTIVITIES:
Net increase in short-term debt	28,045	—
Sale of stock under benefit plans	363	9,358
Purchase of treasury shares	(38)	(3,568)
Dividends to shareholders	(5,852)	(5,536)

Cash Provided by Financing Activities	22,518	254

DISCONTINUED OPERATIONS:
Cash used by operating activities from discontinued operations	—	(59)

Cash Used by Discontinued Operations	—	(59)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(491)	3,558

DECREASE IN CASH AND CASH EQUIVALENTS	(15,308)	(12,131)

Cash and Cash Equivalents at Beginning of Year	123,500	144,713

Cash and Cash Equivalents at End of Period	$108,192	$132,582

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited) Three Months Ended
	May 30, 2008	May 25, 2007
Total Revenue:
North American Social Expression Products	$302,418	$299,944
Intersegment items	(14,644)	(8,503)
Exchange rate adjustment	513	(2,509)

Net	288,287	288,932

International Social Expression Products	69,873	64,417
Exchange rate adjustment	1,087	(668)

Net	70,960	63,749

Retail Operations	41,493	40,539
Exchange rate adjustment	490	(1,611)

Net	41,983	38,928

AG Interactive	20,527	19,899
Exchange rate adjustment	34	(3)

Net	20,561	19,896

Non-reportable segments	6,509	8,385

Unallocated	—	77

	$428,300	$419,967

Segment Earnings (Loss):
North American Social Expression Products	$53,695	$88,862
Intersegment items	(11,243)	(6,522)
Exchange rate adjustment	59	(1,650)

Net	42,511	80,690

International Social Expression Products	2,862	176
Exchange rate adjustment	(57)	11

Net	2,805	187

Retail Operations	(3,407)	(2,769)
Exchange rate adjustment	(6)	(12)

Net	(3,413)	(2,781)

AG Interactive	(1,096)	3,279
Exchange rate adjustment	35	8

Net	(1,061)	3,287

Non-reportable segments	(1,966)	563

Unallocated	(19,633)	(27,352)
Exchange rate adjustment	(8)	(39)

Net	(19,641)	(27,391)

	$19,235	$54,555